Exhibit 15.1

July 28, 2023

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our reports dated April 26, 2023 and July 27, 2023 on our reviews of interim financial information of Carrier Global Corporation, which are included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, are incorporated by reference in this Registration Statement on Form S-3.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Hallandale Beach, Florida